UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2010, Microtune, Inc. (the “Company”) issued a press release announcing preliminary financial results for the quarter and fiscal year ended December 31, 2009 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company intends to review its preliminary financial results for the quarter and fiscal year ended December 31, 2009 during a related investors’ conference call and webcast to be held on February 11, 2010 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time.

To participate in the call, interested parties may dial 612-234-9960 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until February 25, 2010 on the Company’s website or by dialing 320-365-3844. (access code 143490)

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Justin M. Chapman as Vice President and Chief Financial Officer

On February 10, 2010, the Board of Directors of the Company appointed Vice President and Interim Chief Financial Officer Justin M. Chapman to the position of Vice President and Chief Financial Officer, effective immediately. Mr. Chapman, who is 35 years old, will continue to serve as the Company’s principal financial and accounting officer. Mr. Chapman has served as the Company’s Vice President and Interim Chief Financial Officer since December 2009. He served as Vice President of Accounting of the Company from November 2004 to December 2009. From August 2004 to November 2004, he served as Director of Accounting. From August 2003 to August 2004, he served as Manager of Accounting. From August 2001 to August 2003, he served as Manager of Financial Planning. He is a Certified Public Accountant and holds a BBA degree in Accounting from the University of Oklahoma. In connection with his new position, Mr. Chapman’s base salary compensation was increased to $190,000 per year and he was awarded 47,100 RSUs.

(e)

2010 Incentive Compensation Program

On February 10, 2010, the Compensation Committee (the “Committee”) and the Company’s Board of Directors, upon the Compensation Committee’s recommendation, approved a new incentive compensation program for fiscal 2010 (the “2010 Program”). The 2010 Program covers executive officers, key managers, and other key employees and provides for incentive compensation to be paid (to the extent any such compensation is earned) 100% through the performance vesting of RSU awards.

All payments and awards under the 2010 Program are conditioned on the Company meeting the revenue and profitability goals described in the 2010 Program for fiscal 2010. The RSU awards to be made under the 2010 Program are designed to provide an additional alignment of the interests of the Company’s executive management and key employees with the interests of its stockholders. In accordance with the terms of the 2010 Program and pursuant to the Amended and Restated Microtune, Inc. 2000 Stock Plan (the “2000 Stock Plan”), the Board of Directors approved the terms of the RSU awards made to the executive officers and key employees of the Company covered by the 2010

Program. Under the 2010 Program, the number of the total RSU awards that will actually vest and result in the issuance of underlying shares is calculated as described below.

• Profitability. The Company has established targets for profitability under the 2010 Program, measured by the Company’s 2010 Non-GAAP operating income, which is the Company’s 2010 GAAP operating income, excluding: (1) SFAS No. 123R stock-based compensation expense, amortization of intangibles, restructuring charges, litigation related expenses, and the cost of the 2010 Program itself. The Company has established a series of Non-GAAP operating income levels with corresponding profit scores (the “Profit Scores”). The Profit Scores range from 0% to 70% based upon the Company’s achievement of Non-GAAP operating income goals.

• Revenue. In addition, the Company has established a series of revenue levels with corresponding revenue scores under the 2010 Program (the “Revenue Scores”). The Revenue Scores vary from 0% to 30% based upon the Company’s achievement of these revenue goals.

To determine the total bonus score (“Total Bonus Score”), the Compensation Committee will add the Profit Score (i.e. a range from 0% to 70%) to the Revenue Score (i.e. a range from 0% to 30%). The Total Bonus Score (i.e. 0% to 100%) will then be used to determine the award of each of the participants in the 2010 Program based on predetermined individual bonus percentiles of base salary.

The maximum Total Bonus Score under the 2010 Program requires both: (i) 2010 Non-GAAP operating income of at least $6.6 million and (ii) 2010 net revenue of approximately $102 million.

An aggregate number of 1,405,282 RSU awards were made under the 2010 Program to the Company’s executive officers and other key employees in differing amounts based on their respective responsibilities and each individual’s unique ability to impact the Company’s financial performance and business objectives. The projected RSU award vesting at “Plan” and “Maximum” for the Company’s named executive officers and/or those subject to Section 16 of the Securities Exchange Act of 1934, as amended, are described below:

		RSU Award (Shares)
Executive Officer	Position	At Plan	Maximum
James A. Fontaine	Chief Executive Officer	22,167	147,778
Justin M. Chapman	Chief Financial Officer	9,491	63,270
Barry F. Koch	Executive VP and Managing Director (Microtune GmbH & Co. KG)	14,557	97,044
Robert S. Kirk	Vice President of Worldwide Sales	10,513	70,089
Phillip D. Peterson	General Counsel	9,800	65,333

“Plan” describes the Company’s current expectations regarding fiscal year 2010 financial performance.

In addition, the Company granted RSU awards under the 2010 Program to other key managers and key employees (who are not named executive officers or subject to Section 16) not listed above, totaling 961,768 RSU’s. Approximately 1,451,000 shares will be returned to the Company’s 2000 Stock Plan as a result of the recent departure of two senior executives.

The number of RSU’s granted under the 2010 Program that shall vest will be determined based on a review and evaluation by the Compensation Committee of the Company’s performance in fiscal 2010 based upon the terms and conditions of the 2010 Program. Any portion of an executive or key employee’s RSU bonus award that does not vest upon the Committee’s determination shall be forfeited. A participant in the 2010 Program must be an employee of the Company on the date of the bonus payment to receive his bonus compensation under the 2010 Program. The 2010 Program will terminate according to its terms after the vesting and award determination is made by the Compensation Committee. The Company may adopt other incentive compensation programs in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Microtune, Inc. dated February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: February 11, 2010	By:	/s/ Justin M. Chapman
Justin M. Chapman
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Microtune, Inc. dated February 11, 2010.